EXHIBIT 10.13.3


THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE REGISTRATION PROVISIONS OF SAID ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF ITS COUNSEL (OR OF OTHER COUNSEL ACCEPTABLE TO THE COMPANY AND ITS COUNSEL) THAT SUCH REGISTRATION IS NOT REQUIRED.


                            UNSECURED PROMISSORY NOTE


$______________                                               Date:   __________
(Principal Amount)

          CAPRIUS, INC., a Delaware corporation (herein called the "Company", which term shall also include its successors and assigns), for value received, hereby promises to pay to the order of _______________ or registered assigns (the "Holder") on September 30, 2003, the principal sum of _________________ Dollars ($______), together with interest at the rate of seven and three quarters percent (7.75%) per annum accruing from the date hereof on the outstanding principal amount until the entire principal shall become paid, and subject to earlier prepayment as set forth below, both principal and interest to be payable at the principal office of the Company at One Parker Plaza, Fort Lee, New Jersey, 07024 or at such other locations as the Company and the Holder may agree upon in writing; provided, however, payment of principal and interest with respect to this Note may be made in the form of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as provided for below.

          This Note is one of a duly authorized issue of Notes of the Company limited in aggregate principal amount to $2,150,000 and is issued initially in connection with the purchase of an aggregate of up to 215 units (the "Units") as part of a private placement by the Company pursuant to the terms of Subscription Agreements between the Company and the initial purchaser of this Note and other initial purchasers of Notes, copies of which are on file at the office of the Company at its address as specified in Section 8.2. Each Unit consists of (i) an Unsecured Promissory Note of the Company in a principal amount of $10,000. and
(ii) a Common Stock Purchase Warrant for each $1.00 initial principal amount of the Notes evidencing the right to purchase Common Stock at an initial exercise price of Eleven Cents ($0.11) per share (the "Warrant").


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                             1. DEFINITION OF TERMS
                             ----------------------

     For purposes of this Note, unless the context otherwise requires:

     1.1 Bank Indebtedness. Bank Indebtedness shall mean any indebtedness of the Company, now existing or hereafter created, to a bank, other financial institution or institutional lender.

     1.2 Business Day. Business Day shall mean a day other than a Saturday, Sunday or a day when banking institutions in New York City are authorized by law, regulation or order to remain closed.

     1.3 Common Stock. Common Stock shall mean the Company's Common Stock, $.01 par value, or such securities in which the Common Stock may be exchanged.

     1.4 Holder of Record. Holder of Record shall mean in connection with any Note the payee thereof unless a subsequent holders shall have presented to the Company such Note, duly assigned to him and delivered to the Company a written notice of his acquisition of the Note and designated in writing an address to which payments and notices in respect of the Note shall be mailed, in which case the term shall mean such subsequent holder.

     1.5 Maturity. As used herein the terms "maturity" and "Maturity" shall mean September 30, 2003 or such earlier or later date on which the principal amount of this Note becomes payable hereunder.

     1.6 Notes. Notes shall mean, collectively, this Note and all other Notes of the Company, maturing on the same date bearing interest at the same rate and on the same dates, and otherwise of substantially like tenor (except for principal amount and name of payee) as this Note, initially issued and sold by the Company pursuant to the Subscription Agreement.

     1.7 Person. Person shall mean any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     1.8 Trading Day. Trading day shall mean any day on which the Company's Common Stock is traded for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded.


                              2. PRINCIPAL PAYMENT
                              --------------------

     2.1 Payment. If upon Maturity of this Note, the Company does not have sufficient cash to pay the aggregate outstanding principal amount and accrued interest on all of the Notes, the Company shall have the election to pay such principal amount and any accrued interest due thereon in shares of the Company's Common Stock. If the Company elects to make payment of the principal and interest due, it shall notify the Holder at least five (5) Business Days prior making such payment. For purposes of this Section, each share of Common Stock


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shall be valued at $0.11 per share, subject to adjustment by reason of any stock split, stock dividend, reorganization, recapitalization or other similar transaction occurring after the date hereof. In the event of any event that may give rise to an adjustment in the per share valuation, the Corporation's Board of Directors shall determine the amount of the adjustment and cause the Company to give notice of the adjustment to the Holder.


                             3. PREPAYMENT OF NOTE
                             ---------------------

     3.1 Note to Be Callable for Prepayment. The Company shall have the right, subject to compliance with the provisions of this Article 3, to call this Note for prepayment at any time (herein referred to as the "Prepayment Date"), either in whole or in part, at the principal amount so to be prepaid, together with accrued interest thereon to the date fixed for such prepayment. All amounts to be prepaid shall be paid in cash.

     3.2 Notice of Call for Prepayment. Notice of call for prepayment of this Note or any portion hereof shall be given to the Holder of Record at his address as specified in Section 8.2 at least five (5) Business Days prior to the date fixed for such prepayment. Upon notice of call for prepayment being given as aforesaid, the Company covenants and agrees that it will prepay on the date therein fixed for prepayment the entire principal amount of this Note or the portion hereof, as the case may be, so called for prepayment as hereinabove provided, and will pay all accrued and unpaid interest on the principal amount being prepaid.

     3.3 Allocation Among Holders. If less than the entire principal amount of all Notes at the time outstanding shall be called for prepayment at any time, the Company will allocate the principal amount so called for prepayment among the holders of all Notes in proportion, as nearly as may be, to the aggregate principal amount of Notes then held by the respective holders thereof. In any such allocation (i) the Company may, according to such method as it shall deem proper in its discretion, make such adjustments by increasing or decreasing by not more than $1,000 the amount which would be allocable on the basis of exact proportion to any holders, as may be necessary to the end that the principal amount so allocated shall be in each instance an integral multiple of $1,000 and
(ii) the Company shall not be required to allocate any amount to any holder to which the amount allocable on the basis of the exact proportion would be less than $1,000.

     3.4 Prepayment of Portion of Note. Upon any prepayment of a portion of the principal amount of this Note, the Holder, at his option, (i) may require the Company to execute and deliver at the expense of the Company a new Note dated as of the date to which interest on this Note has been paid, and payable to such person or persons as may be designated by the Holder, for the aggregate principal amount of this Note then remaining unpaid, upon surrender of this Note and payment of applicable transfer taxes, if any, or (ii) may present this Note to the Company for notation hereon of the payment of the portion of the principal amount of this Note so prepaid.

     3.5 Note to Become Due on Date Called for Prepayment. If this Note or a portion hereof is called for prepayment as herein provided, then this Note or such portion shall become due and payable on the date of prepayment stated in such notice and shall cease to bear interest on and after such date, unless,


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upon presentation, the Company shall fail to prepay this Note or such portion, as the case may be.


                              4. INTEREST ON NOTE;
                              --------------------

     4.1 Quarterly Installments. Subject to the provisions of Section 4.2, the Company shall pay interest on this Note in quarterly installments on the last day of December, March, June and September of each year, commencing on December 31, 2002, on the principal amount then outstanding on each quarterly interest payment date, and continuing until the principal amount is repaid in full.

     4.2 Deferral. The Company's obligation to make the quarterly interest payments on this Note shall be subject a determination by the Chief Financial Officer of the Company, that the Company has sufficient cash and cash equivalents to make such interest payment on all the Notes of this issue and also to meet the Company's projected cash needs. If the Chief Financial Officer determines that the Company does not have sufficient cash to make the next quarterly interest payment, the payment of such interest shall be deferred until the Maturity of this Note and the Holder shall be notified in writing no later than five (5) Business Days prior to such quarterly interest payment date.


                          5. COVENANTS OF THE COMPANY
                          ---------------------------

     The Company agrees, and covenants that until such time as this Note has been paid in full the Company will comply with the following covenants:

     5.1 Payment of Principal and Interest. The Company will duly and punctually pay the principal of and interest on this Note in accordance with the terms of this Note.

     5.2 Maintenance of Office or Agency. The Company will maintain an office in the State of New Jersey where this Note may be presented or surrendered for payment, where this Note may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of this Note may be served. The Company will give prompt written notice to the Holder of the location, and of any change in the location, of such office.

     5.3 Payment of Taxes and Other Claims. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon it or upon its income, profits or property, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     5.4 Maintenance of Properties. The Company will cause all its properties used or useful in the conduct of its business to be maintained and kept in good


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condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holder.

     5.5 Corporate Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchise; provided, however, that the Company shall not be required to preserve any right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holder.

     5.6 Financial Statements and Information. The Company will mail or deliver to the Holder:

     (a) Quarterly Statements. Within sixty (60) days after the close of each of the three interim quarterly accounting periods of the Company, an unaudited balance sheet of the Company as of the end of such period and the related statements of operations, shareholders' equity and changes in financial position for such period.

     (b) Annual Statements. Within 120 days after the close of each fiscal year of the Company, an audited balance sheet of the Company as of the end of such fiscal year and the related statements of operations, shareholders' equity and changes in financial position for the year then ended.

     (c) Other Statements, Etc. Copies of all such financial statements, reports and proxy statements as the Company shall send to or make available to its stockholders or which it shall file with the Securities and Exchange Commission.

     (d) Compliance. So long as the Common Stock is registered under the Securities Exchange Act of 1934, as amended, the obligations under subsections
(a) and (b) shall be satisfied by the delivery or mailing of the Company's Quarterly Report on Form 10-QSB for the quarter then ended and the Annual Report on Form 10-KSB for the fiscal year then ended.

     5.7 Consolidation, Merger, Conveyance or Transfer. The Company shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person with a view to a subsequent liquidation or other winding up, unless:

     (a) the corporation formed by such consolidation into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume the due and punctual payment of the principal of and interest on all the Notes and the


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performance of every covenant of the Subscription Agreement on the part of the
Company to be performed or observed; and

     (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.


                                  6. REMEDIES
                                  -----------

     6.1 Events of Default. "Event of Default", wherever used herein means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) default in the payment of any interest upon this Note for a period of five (5) Business Days after it becomes due and payable; or

          (2) default in the payment of the principal of this Note, whether on maturity, at prepayment or otherwise ; or

          (3) an Event of Default shall have occurred and be continuing in any of the other Notes of the issue of which this Note is a part; or

          (4) default in the performance, or breach, of any covenant of the Company in the Subscription Agreement or this Note (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of ten (10) Business Days after there has been given, by registered or certified mail, to the Company by the Holders of at least 51% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

          (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy Code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty
     (60) consecutive days; or

          (6) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or


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     the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

          (7) the Company shall be in default in the payment of in excess of $300,000 of money borrowed in any one transaction or pursuant to any one agreement, the lender thereof shall have exercised its rights to declare said sum due and payable and such default shall not have been cured or contested in good faith for a period of sixty (60) days after such declaration; or

          (8) the Company shall have entered against it a final judgment by a court having jurisdiction which, if satisfied, would have a material adverse effect on the financial condition of the Company;

then and in each and every case, unless the principal of all of the Notes shall have already become due and payable, the holders of not less than 51% in aggregate principal amount of the Notes at the time outstanding may by notice in writing to the Company declare the unpaid balance of all the Notes to be forthwith due and payable, and thereupon such balance, including the principal of the Notes and accrued interest thereon, shall become so due and payable without presentation, protest or further demand or notice of any kind, all of which are hereby expressly waived.

     6.2 Enforcement of Remedies. In case any one or more of the Events of Default specified in Section 6.1 shall have occurred and be continuing, the Holder may proceed to protect and enforce his rights either by suit in equity or by action at law, whether for the specific performance of any covenant or provision contained herein, or proceed to enforce payment of such Note or to enforce any other legal or equitable right of the Holder; provided, however, that, except for enforcement of the payment of principal or interest on the Notes, said Holder shall be a Holder of Record of, or shall be joined in such proceeding by other Holders of Record who together with him hold at least 51% in aggregate principal amount of all Notes at the time outstanding.

     6.3 Notice to Holders of Record. If any Holder of a Note shall demand payment thereof or take any other action of which the Company shall have actual knowledge in respect of an alleged default or Event of Default, the Company will forth with give written, notice, specifying such action and nature of the alleged default or Event of Default, to each Holder of Record of the Notes then outstanding.

     6.4 Waiver by the Company. To the extent permitted by applicable law, the Company hereby agrees to waive, and does hereby absolutely and irrevocably waive and relinquish the benefit and advantage of any valuation, stay, appraisement, extension or redemption laws now existing or which may hereafter exist, which, but for this provision might be applicable to any sale made under the judgment, order or decree of any court or otherwise, based on the Notes or any claim for


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interest on the Notes or under the Security Agreement or any foreclosure thereunder.

     6.5 Amendments and Waivers. No course of dealing between the Company and any holder of the Notes and no delay on the part of any holder of the Notes in exercising any rights under the Notes shall operate as a waiver of the rights of any other holder of the Notes. No covenant or other provision of the Notes nor any default or Event of Default in connection therewith may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision or default or Event of Default. Any provision of the Notes to the contrary notwithstanding, changes in or additions to the Notes may be made, and compliance with any term, covenant, condition or provision set forth in the Notes may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), and any default or Event of Default and the consequences thereof may be waived, by a consent or consents in writing signed by the Holders of Record of at least 51% in aggregate principal amount of all Notes at the time outstanding; provided, however, that (i) the Company shall deliver copies of the form of such consent or consents to any Holder of Record who did not execute the same; (ii) no such consent shall be effective to reduce the principal of or rate of interest payable on any Notes, or to postpone the date fixed for the payment of the principal thereof, or any installment of interest thereon, without the consent of the Holder of Record of each Note so affected; (iii) no such consent shall be effective to change the percentage of principal amount of the Notes, the consent of the holders of which is required under this Section 6.5, without the consent of the Holders of Record of all Notes at the time outstanding; and (iv) no such consent shall extend to or impair any obligation not expressly waived or impair any right consequent thereon. Any consent may be given subject to satisfaction of conditions stated therein.

     6.6 Cost and Expense of Collection. The Company covenants and agrees that if default be made in any payment or prepayment of principal of, or interest on, the Notes, it will, to the extent permitted under applicable law, pay to the holder or holders of the Notes such further amount as shall be sufficient to cover the cost or expense of collection, including reasonable compensation to the attorneys of the Holder for all services rendered in that connection.


                      7. EXCHANGE AND TRANSFER; LOST NOTES
                      ------------------------------------

     7.1 Exchange and Transfer. The Holder of Record of any of the Notes may, prior to Maturity or prepayment thereof, surrender any Notes held by him for exchange, at the office designated by the Company pursuant to Section 8.2. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such Holder of Record, the Company shall issue in exchange thereof, or in exchange for the portion thereof not surrendered in payment as aforesaid (as the case may be), in such denominations and make payable to such person or persons, or order, as such Holder of Record shall designate, a Note or Notes for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, having the same Maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes as surrendered.


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     7.2  Lost, etc., Notes. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note, and (in case of loss, theft or destruction) of indemnity and any bond satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such Note.


                          8. MISCELLANEOUS PROVISIONS
                          ---------------------------

     8.1 Benefits. This Note shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and his heirs, administrators, successors and assigns.

     8.2 Addresses of Parties. All communications provided for herein or with reference to this Note shall be deemed to have been sufficiently given or served for all purposes if sent by certified or registered mail, postage and purposes if sent by certified or registered mail, postage and charges prepaid, to the following addresses: if to the Company, at its address designated for the sending of notices or demands in the Subscription Agreement, or at any other address designated by the Company in writing to the Holder of Record of this Note; and if to any Holder of Record of the Note, to the address of such Holder as set forth in the Subscription Agreement or from time to time subsequently specified in writing to the Company by an initial or successor Holder of Record.

     8.3 Governing Law. This Note shall be deemed to be a contract made under, and to be construed in accordance with, the laws of the State of New Jersey, without giving effect to conflicts of law.

     8.4 Section Headings. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof.



     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its corporate name by its President, under its corporate seal, attested by its Secretary or an Assistant Secretary, and dated the day and year first above written.


                                         CAPRIUS, INC.


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                                         By: _______________________________
                                                 George Aaron, President


Attest: ______________________________
          Jonathan Joels, Secretary


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